Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Second Quarter and Six Months 2019 Results

WEST MELBOURNE, Florida – August 6, 2019 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the second quarter and six months ended June 30, 2019.

For the second quarter ended June 30, 2019, revenues totaled approximately $13.3 million, compared with approximately $13.7 million for the second quarter last year. Operating income for the second quarter 2019 totaled approximately $20,000, compared with operating income of approximately $1.3 million for the second quarter last year. The net loss for the second quarter of 2019 was approximately $247,000, or $0.02 per basic and diluted share, compared with net income of approximately $947,000, or $0.07 per basic and diluted share, for the same quarter last year.

The net loss for the second quarter 2019 includes unrealized losses on investments in securities totaling approximately $148,000, compared with losses of approximately $55,000 for the same quarter last year.

The Company had approximately $17.1 million in working capital as of June 30, 2019, of which $12.5 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $21.0 million as of December 31, 2018, of which $17.0 million was comprised of cash, cash equivalents and trade receivables.

Tim Vitou, BK’s President, commented, “The second quarter rebounded well from the first quarter with sales increasing 73.9% and gross profit margins improving to near 43% versus first quarter gross profit margins of 31.9%. After the federal government shutdown in the first quarter of 2019, sales in both the federal and state markets have shown renewed strength. We have continued to invest in a comprehensive upgrade and overhaul of our entire product line, which is reflected in our engineering and product development expenses for the first half of the year. We believe these development initiatives should ultimately provide a solid foundation of products with advanced technology and competitive advantages, upon which we can build increased shareholder value.”

For the six months ended June 30, 2019, sales totaled approximately $20.9 million compared with approximately $25.4 million for the same period last year. Operating loss for the six-month period of 2019 totaled approximately $2.3 million, compared with operating income of approximately $2.1 million for the same period last year. Net loss for the six months ended June 30, 2019 totaled approximately $1.6 million, or $0.12 per basic and diluted share, compared with net income of $503,000, or $0.04 per basic and diluted share for the same period last year.

The financial results for the six months ended June 30, 2019 include a gain on investment in securities totaling approximately $444,000, compared with a losses of approximately $1.2 million for the six-month period last year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Wednesday, August 7, 2019. Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (international/local participants dial 862-298-0970) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 7, 2019. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until August 18, 2019 by dialing 877-481-4010 PIN# 51423 (international/local participants dial 919-882-2331 PIN# 51423).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Sales, net	$13,294	$13,656	$20,938	$25,402
Expenses
Cost of products	7,593	7,771	12,800	14,681
Selling, general and administrative	5,681	4,554	10,436	8,644
Total expenses	13,274	12,325	23,236	23,325

Operating income (loss)	20	1,331	(2,298)	2,077

Other income (expense):
Net interest income	46	19	101	35
(Loss) gain on investment in securities	(148)	(55)	444	(1,201)
Other expense	(11)	(58)	(13)	(225)

(Loss) income before income taxes	(93)	1,237	(1,766)	686

Income tax (expense) benefit	(154)	(290)	201	(183)

Net (loss) income	$(247)	$947	$(1,565)	$503

Net (loss) income per share-basic	$(0.02)	$0.07	$(0.12)	$0.04
Net (loss) income per share-diluted	$(0.02)	$0.07	$(0.12)	$0.04
Weighted average shares outstanding-basic	12,720	13,533	12,741	13,568
Weighted average shares outstanding-diluted	12,720	13,547	12,741	13,596

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$7,415	$11,268
Trade accounts receivable, net	5,093	5,721
Inventories, net	13,257	11,466
Prepaid expenses and other current assets	2,132	2,401
Total current assets	27,897	30,856

Property, plant and equipment, net	3,616	2,729
Right-of-use (ROU) asset	2,652	—
Investment in securities	2,363	1,919
Deferred tax assets, net	3,659	3,495
Other assets	196	192
Total assets	$40,383	$39,191

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,841	$5,595
Accrued compensation and related taxes	1,324	2,014
Accrued warranty expense	1,440	1,546
Accrued other expenses and other current liabilities	447	292
Dividends payable	254	256
Short-term lease liability	267	—
Deferred revenue	219	180
Total current liabilities	10,792	9,883

Long-term lease liability	2,385	—
Deferred revenue	1,974	1,596
Total liabilities	15,151	11,479
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,922,290 and 13,882,937 issued; and 12,728,116 and 12,817,829 outstanding shares at June 30, 2019 and December 31, 2018, respectively	8,353	8,330
Additional paid-in capital	25,988	25,867
Accumulated deficit	(4,467)	(2,393)
Treasury stock, at cost, 1,194,174 and 1,065,108 shares at June 30, 2019 and December 31, 2018, respectively	(4,642)	(4,092)
Total stockholders’ equity	25,232	27,712
Total liabilities and stockholders’ equity	$40,383	$39,191

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